Exhibit 99.1

NEWS RELEASE

Date:                  January 3, 2018

From:               Archie M. Brown, Jr., President and Chief Executive Officer

MainSource Financial Group | 812-663-6734

MainSource Financial Group Announces Pay Increase for Hourly Employees

Greensburg, Indiana — January 3, 2018 — MainSource Financial Group (Nasdaq: MSFG) will raise the starting pay and minimum hourly rate to $15 an hour effective immediately for all of its non-exempt, non-commissioned employees. This announcement comes as a result of the recently passed tax legislation, which includes a reduction in corporate tax rates.

Approximately 1,000 associates are employed throughout the MainSource footprint in Ohio, Indiana, Illinois and Kentucky. The pay increase will affect over 200 employees.

Archie M. Brown, Jr., President and CEO, stated, “The recently passed tax legislation is anticipated to create significant savings for our company. We are pleased to direct a portion of this savings back to many of our employees with a meaningful increase in pay.”

MainSource Financial Group is listed on the NASDAQ National Market (under the symbol: “MSFG”) and is a community-focused, financial holding company with assets of approximately $4.6 billion. The Company operates 94 full-service offices throughout Indiana, Illinois, Kentucky and Ohio through its banking subsidiary, MainSource Bank, Greensburg, Indiana.

For more information about MainSource Bank, visit www.mainsourcebank.com.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this press release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the impact of the recently-passed Tax Cuts and Jobs Act, which are subject to numerous assumptions, risks and uncertainties.  Words such as “believes,” “anticipates,” “likely,” “expected,” “estimated,” “intends” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Please refer to MainSource’ s Annual Report on Form 10-K for the year ended December 31, 2016, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control.  It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors previously disclosed in reports filed by MainSource with the SEC, risks and uncertainties for MainSource include, but are not limited to:  the possibility that any of the anticipated benefits of MainSource’s proposed merger with First Financial Bancorp will not be realized or will not be realized within the expected time period; the risk that integration of MainSource’s operations with those of First Financial will be materially delayed or will be more costly or difficult than expected; the inability to close the merger in a timely manner; diversion of management’s attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on First Financial’s, MainSource’s or the combined company’s respective customer relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, MainSource does not assume any obligation to update any forward-looking statement.

2105 N SR 3 Bypass, PO Box 2000, Greensburg, IN 47240 | Phone 812-663-6734 |  MainSourceBank.com